SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                             8-K



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)
                      Januray 29, 1997




Commission     Registrants; State of Incor-  IRS Employer
File Number    poration; Address; and        Identification
               Telephone Number                    No.


  1-11327      Illinova Corporation          37-1319890
               (an Illinois Corporation)
               500 S. 27th Street
               Decatur, IL  62525
               (217) 424-6600

   1-3004      Illinois Power Company        37-0344645
               (an Illinois Corporation)
               500 S. 27th Street
               Decatur, IL  62525
               (217) 424-6600



      Total number of sequentially numbered pages is 3.




Item 5.   Other Events

On September 6, 1996, leakage of a recirculation pump seal caused Illinois Power Company (IP) operations personnel to shut down the Clinton Power Station (Clinton). This event prompted two special teams' inspections by the Nuclear Regulatory Commission (NRC). The first inspection covered the events associated with the leaking pump seal and the shutdown, while the second focused more broadly on operations at Clinton. The Clinton plant has been shut down since the September 6 event and will remain shut down until management is satisfied that all safety concerns have been addressed.

On January 29, 1997, the NRC informed IP via letter that it viewed Clinton as having a declining safety performance trend. The NRC did not, however, place Clinton on its semiannual "watch list" and the NRC acknowledged that IP is taking corrective actions to address deficiencies.

The NRC said its assessment of a declining trend is intended to communicate to the highest levels within IP that appropriate measures must be taken. Management anticipated this action from the NRC and has implemented plans to address all of the issues raised by the NRC.




                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOVA CORPORATION
                              (Registrant)

                              By /s/ Larry F. Altenbaumer
                              ---------------------------
                              Larry F. Altenbaumer
                              Chief Financial Officer,
                              Treasurer and Controller
                              on behalf of
                              Illinova Corporation

Date:          January 29, 1997


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOIS POWER COMPANY
                              (Registrant)

                              By /s/ Larry F. Altenbaumer
                              ---------------------------
                              Larry F. Altenbaumer
                              Senior Vice President and
                              Chief Financial Officer
                              on behalf of
                              Illinois Power Company

Date:          January 29, 1997